Exhibit 99.1

Terns Pharmaceuticals to Highlight 2023 Priorities and Clinical Milestones at the 41st Annual J.P. Morgan Healthcare Conference

Plans to advance diverse pipeline of five disclosed programs in oncology and metabolic diseases

Expects to initiate proof of concept trials in CML and obesity and to report top-line data from DUET, the first trial assessing THR-β agonist as monotherapy and in combination with FXR agonist for NASH

Cash and cash equivalents, together with the $112 million from proceeds raised in December 2022, expected to provide runway into 2026

FOSTER CITY, Calif., Jan. 5, 2023 (GLOBE NEWSWIRE) -- Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology, obesity and non-alcoholic steatohepatitis (NASH), today announced that management will provide an update on its pipeline and strategic priorities for 2023 during the Company’s presentation at the 41st Annual J.P. Morgan Healthcare Conference on January 12, 2023 at 9:00am PT.

“2022 was a transformative year for Terns as we made important steps forward in our commitment to provide better, new medicines to people battling diseases with significant unmet medical needs. Last year featured an evolution of our pipeline beyond NASH and obesity, as we advanced our oncology pipeline, which carries significant importance to me as an individual recently diagnosed with peritoneal cancer.” said Sen Sundaram, chief executive officer of Terns Pharmaceuticals. “We expect 2023 to be an important year for Terns as we assess key inflection points for our clinical programs.”

“Prior to our two recent financings, our cash runway supported three key clinical readouts from our three lead programs into 2025. In December 2022, we strengthened our third quarter cash balance sheet with $112 million in equity financing proceeds, resulting in an adjusted cash balance of $293 million.1 These resources are expected to now support operations into 2026, including multiple clinical trials for TERN-501, TERN-701 and/or TERN-601, with our resource allocation to be informed and driven by emerging data,” said Mark Vignola, chief financial officer of Terns Pharmaceuticals. “This runway extension does not consider proceeds from potential collaborations in NASH or obesity, which would further solidify our balance sheet to invest more broadly across our development pipeline.”

1 $187 million of cash, cash equivalents and marketable securities as of September 30, 2022, together with net offering proceeds of $106 million raised in December 2022

Anticipated 2023 Priorities and Key Milestones

TERN-701: Oral, allosteric BCR-ABL tyrosine kinase inhibitor (TKI) for chronic myeloid leukemia (CML)

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Terns expects to initiate a clinical trial for TERN-701 in the United States in the second half of 2023, with potential top-line readouts from initial cohorts in 2024
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The decision to initiate a U.S. trial, as well its design, will be informed by data from the ongoing Phase 1 trial conducted by our partner Hansoh in China. The Hansoh trial is a dose-escalation and dose-expansion trial (NCT05367700) evaluating the tolerability, efficacy, and pharmacokinetics of TERN-701 (HS-10382) in approximately 100 patients with CML
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Terns expects to publish preclinical data demonstrating TERN-701’s potential in CML and plans to prioritize ongoing publication and presentation of additional supportive data
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Due to innovation-limiting price controls for orphan drugs approved for more than one indication that was introduced in the Inflation Reduction Act of 2022 (IRA), Terns does not plan to pursue regulatory approval of TERN-701 for Ph+ acute lymphocytic leukemia (ALL) in the United States, but may pursue approval in countries outside of the United States. Terns continues to evaluate the impact of the IRA across its entire clinical program

“As a peritoneal cancer patient, I have benefitted from treatment with older cancer drugs being studied for new purposes. As such, it pains me to have to forsake my fellow cancer fighters in the United States because of economic policies that stifle medical innovation. I worry that many treatments, such as those that have temporarily extended my own life, could also be abandoned in the United States, and may only wind up being approved in other countries outside the United States,” added Mr. Sundaram.

TERN-501: Oral, thyroid hormone receptor-beta (THR-β) agonist for NASH

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The Phase 2a DUET trial (NCT05415722), evaluating TERN-501 as a monotherapy and in combination with TERN-101, is on track to complete enrollment in the first quarter of 2023 with top-line data now expected in the third quarter of 2023
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Primary endpoint is the relative change from baseline in liver fat content as measured by MRI protein density fat fraction (MRI-PDFF) at Week 12 for TERN-501 monotherapy compared with placebo
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Secondary endpoints include assessment of safety and tolerability, pharmacokinetics, changes in MRI-PDFF and MRI corrected T1 (cT1)
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DUET is the first trial assessing a THR-β agonist as monotherapy and in combination with an FXR agonist in people with NASH
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TERN-501 is a THR-β agonist with high metabolic stability, enhanced liver distribution and greater selectivity for THR-β compared to other THR-β agonists in development

TERN-601: Oral, small-molecule glucagon-like peptide-1 (GLP-1) receptor agonist for obesity

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Terns’ lead GLP-1 receptor agonist program remains on track with the goal of initiating a Phase 1 first-in-human clinical trial in obesity in the second half of 2023 with top-line data expected in 2024
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The Company expects to publish preclinical data demonstrating TERN-601’s potential in obesity and plans to prioritize ongoing publication and presentation of additional supportive data

Pre-clinical and Discovery Programs

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Terns is conducting pre-clinical in vivo studies evaluating TERN-201, a vascular adhesion protein-1 (VAP-1) inhibitor, co-administered with immune checkpoint inhibitors (e.g., anti-PD1 and anti-CTLA4 antibodies) for solid tumors
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Discovery efforts are ongoing for the TERN-800 series of small molecule glucose-dependent insulinotropic polypeptide receptor (GIPR) modulators for obesity, which have the potential for combination with GLP-1 receptor agonists, such as TERN-601

A live audio webcast of the Company’s J.P. Morgan Healthcare Conference presentation will be available on the investor relations page of the Terns Pharmaceuticals website at http://ir.ternspharma.com. A replay of the webcast will be archived on Terns’ website for 30 days following the presentation.

About Terns Pharmaceuticals
Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology, obesity and NASH. Terns’ pipeline includes four clinical stage development programs including an allosteric BCR-ABL inhibitor, a THR-β agonist, an FXR agonist, a VAP-1 inhibitor, and preclinical small-molecule GLP-1 receptor agonist and GIPR modulator programs. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s expectations of timing and potential results of the Company’s clinical trials and other development activities; the potential indications to be targeted by the Company with its small-molecule product candidates; the therapeutic potential of the Company’s small-molecule product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical development plans and activities; the Company’s expectations regarding the profile of its product candidates, including efficacy, tolerability, safety, metabolic stability and pharmacokinetic profile and potential differentiation as compared to other products or product candidates; the Company’s plans for and ability to continue to execute on its current development strategy, including potential combinations involving multiple product candidates; the impact of new legislation and regulatory developments on the Company’s plans for its product candidates, such as the effect of the Inflation Reduction Act of 2022; and the Company’s expectations with regard to its cash runway and sufficiency of its cash resources. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Report on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors
Justin Ng
investors@ternspharma.com

Media
Jenna Urban
Berry & Company Public Relations
media@ternspharma.com